Exhibit 99.1

Name: Kenneth Griffin
Address: c/o Citadel Investment Group, L.L.C.
131 S. Dearborn St., 32nd Floor
Chicago, Illinois 60603

Designated Filer: Citadel Investment Group, L.L.C.

Issuer: ION Media Networks, Inc.
Issuer's Trading Symbol: ION

Date of Event Requiring Statement: January 17, 2007

By: /s/ Matthew B. Hinerfeld                                                      1/26/07
Name: Matthew B. Hinerfeld, attorney-in-fact**                Date

** Matthew B. Hinerfeld is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission on February 4, 2005, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Limited Partnership on Schedule 13G/A for Komag, Incorporated.

Name: CIG Media, L.L.C.
Address: c/o Citadel Investment Group, L.L.C.
131 S. Dearborn St., 32nd Floor
Chicago, Illinois 60603

Designated Filer: Citadel Investment Group, L.L.C.

Issuer: ION Media Networks, Inc.
Issuer's Trading Symbol: ION

Date of Event Requiring Statement: January 17, 2007

By: Citadel Limited Partnership,
its Portfolio Manager

By: Citadel Investment Group, L.L.C.,
its General Partner

By: /s/ Matthew B. Hinerfeld                                                          1/26/07
Name: Matthew B. Hinerfeld,                                    Date
Title: Managing Director and Deputy General Counsel

Name: Citadel Limited Partnership
Address: c/o Citadel Investment Group, L.L.C.
131 S. Dearborn St., 32nd Floor
Chicago, Illinois 60603

Designated Filer: Citadel Investment Group, L.L.C.

Issuer: ION Media Networks, Inc.
Issuer's Trading Symbol: ION

Date of Event Requiring Statement: January 17, 2007

By: Citadel Investment Group, L.L.C.,
its General Partner

By: /s/ Matthew B. Hinerfeld                                                          1/26/07
Name: Matthew B. Hinerfeld,                                   Date
Title: Managing Director and Deputy General Counsel